UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103,

Bedminster, NJ 07921

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“TYME”).

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Open Mark Sale AgreementSM

On August 12, 2020, the Company entered into an amendment (the “Amendment”) to the Open Market Sale AgreementSM, dated October 18, 2019 (the “Sale Agreement”), it entered into with Jefferies LLC, as sales agent. The Amendment will be effective when our shelf registration statement on Form S-3 (File No. 333-245033) (the “New Registration Statement”) becomes effective.

Before being amended, the Sale Agreement provided for the sale and issuance of shares of our common stock, par value $0.0001 per share (the “Shares”), in an “at-the-market” offering (the “ATM Offering”) pursuant to our shelf registration statement on Form S-3 (File No. 333- 211489) (the “Prior Registration Statement”), which includes a base prospectus, dated August 16, 2017, and a prospectus supplement, dated October 18, 2019, providing for the sale of up to $30.0 million of our Shares in the ATM Offering. To date, we have issued and sold 2,548,303 Shares under the Sale Agreement for gross proceeds of approximately $3.4 million. Shares may continue to be sold under the Sale Agreement pursuant to the Prior Registration Statement until the effective date of the New Registration Statement.

The Amendment to the Sale Agreement provides for the issuance and sale of our Shares in the ATM Offering pursuant to the New Registration Statement. The issuance and sale of our Shares in the ATM Offering will be made under the New Registration Statement, once it is effective, pursuant to a prospectus, which consists of a base prospectus and a prospectus supplement, each dated August 12, 2020, and each of which has been filed with the New Registration Statement. The prospectus supplement provides for the sale of up to $26,575,559 of our Shares in the ATM Offering under the New Registration Statement.

The foregoing description of the Sale Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement and the Amendment, copies of which are filed herewith as Exhibits 1.1 and 1.2, and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell the Shares or a solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
1.1	Open Market Sale Agreement, dated as of October 18, 2019, by and between Tyme Technologies, Inc. and Jefferies LLC. (Incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K, filed with the SEC on October 18, 2019.)

1.2	Amendment No. 1, dated August 12, 2020, to the Open Market Sale Agreement, dated as of October 18, 2019, by and between Tyme Technologies, Inc. and Jefferies LLC. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: August 12, 2020	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer